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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

5 3/8% SENIOR NOTES DUE 2006
6 3/8% SENIOR NOTES DUE 2011
6 7/8% SENIOR NOTES DUE 2031

OF

TENET HEALTHCARE CORPORATION

PURSUANT TO THE PROSPECTUS DATED            , 2002

  THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2002, UNLESS EXTENDED AS TO ONE OR MORE SERIES.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS IS:

THE BANK OF NEW YORK

BY FACSIMILE FOR ELIGIBLE INSTITUTIONS: (212) 235-2261 Attention: Mr. Santino Ginocchietti	BY MAIL/OVERNIGHT COURIER/HAND: The Bank of New York Reorganization Unit
15 Broad Street, 16th Floor
CONFIRM BY TELEPHONE: (212) 235-2363	New York, New York 10286 Attention: Mr. Santino Ginocchietti

    This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offers (as defined below) if (1) certificates for Tenet Healthcare Corporation's 5 3/8% Senior Notes due 2006, 6 3/8% Senior Notes due 2011 and 6 7/8% Senior Notes due 2031 (the "old notes") are not immediately available, (2) old notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the expiration time (as defined in the prospectus referred to below) applicable to the series being tendered or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the applicable expiration time. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the applicable expiration time. See "The Exchange Offers--Procedures for Tendering' in the prospectus.

    Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

    This notice of guaranteed delivery is not to be used to guarantee signatures. If an "eligible institution" is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Tenet Healthcare Corporation, a Nevada corporation, upon the terms and subject to the conditions set forth in the prospectus dated             , 2002 (as it may be amended or supplemented from time to time, the "prospectus") and the related letter of transmittal (which together constitute as to each series an "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the series of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offers—Procedures for Tendering—Guaranteed Delivery."

_____________________________________________
_____________________________________________
_____________________________________________ Aggregate Principal Amount and Series Tendered	_____________________________________________ Signature
_____________________________________________ Certificate Numbers (If available)	_____________________________________________ Name of Registered Holder
_____________________________________________ DTC Account Number(s) (If tendering by book-entry transfer)	_____________________________________________ Telephone Number (Include area code)
_____________________________________________
_____________________________________________
_____________________________________________ Date	_____________________________________________ Address (Include zip code)

GUARANTEE OF DELIVERY
(THIS SECTION MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, an "eligible guarantor institution" meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other "signature guarantee program" as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the exchange agent, at its number or address set forth above, either the old notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old notes to the applicable exchange agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof), or an agent's message (as defined in the prospectus), and any other required documents prior to 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading date after the expiration time relating to the series of notes being tendered.

    The undersigned acknowledges that it must deliver the letters of transmittal, or an agent's message, and the old notes tendered hereby, or a book-entry confirmation, to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

_____________________________________________ Name of Firm	_____________________________________________ Authorized Signature
_____________________________________________ Telephone Number (Include area code)	_____________________________________________ Title
_____________________________________________
_____________________________________________
_____________________________________________ Address (Include zip code)	_____________________________________________ Date

    Do not send old notes with this notice of guaranteed delivery. Actual surrender of old notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal, or an agent's message, and any other required documents.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY